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                                                                      EXHIBIT 11
                              INVESTORS BANK CORP.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                   (Unaudited)

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                                                                     Three months ended          Nine months ended
                                                                       September 30                 September 30
                                                                 -------------------------     -------------------------
                                                                   1994           1993(1)       1994            1993(1)
                                                                 ----------     ----------     ----------     ----------

PRIMARY:
    Average shares outstanding                                    3,496,725      3,301,630      3,446,610      3,294,328
    Net effect of the assumed purchase of stock
        under the stock option plan based on the
        treasury stock method using average
        market price                                                180,473        282,791        211,860        278,651
    Net effect of the assumed exercise of common
        stock warrants based on the treasury
        stock method using average market price                     102,772         59,757         90,212         50,795
                                                                 ----------     ----------     ----------     ----------
                                                                  3,779,970      3,644,177      3,748,682      3,623,773
                                                                 ----------     ----------     ----------     ----------
                                                                 ----------     ----------     ----------     ----------

    Earnings before preferred stock dividends and
        cumulative effect of accounting change                   $2,492,302     $2,423,904     $7,604,843     $7,345,228
    Preferred stock dividends                                       208,752        241,963        626,257        725,889
                                                                 ----------     ----------     ----------     ----------
    Earnings for common stockholders before
        cumulative effect of accounting change                    2,283,550      2,181,941      6,978,586      6,619,339
    Cumulative effect of accounting change                                                                       125,000
                                                                 ----------     ----------     ----------     -----------
    Net earnings available for common stockholders               $2,283,550     $2,181,941     $6,978,586     $6,744,339
                                                                 ----------     ----------     ----------     ----------
                                                                 ----------     ----------     ----------     ----------

    Per common share:
        Earnings for common stockholders before
            cumulative effect of accounting change                    $0.60          $0.60          $1.86          $1.83
    Cumulative effect of accounting change                                                                          0.03
                                                                      -----          -----          -----          -----
        Net earnings available for common stockholders                $0.60          $0.60          $1.86          $1.86
                                                                      -----          -----          -----          -----
                                                                      -----          -----          -----          -----


FULLY DILUTED:
    Average shares outstanding                                    3,496,725      3,301,630      3,446,610      3,294,328
    Net effect of the assumed purchase of stock
        under the stock option plan based on the
        treasury stock method using ending
        market price                                                189,569        309,391        229,617        314,716
    Net effect of the assumed exercise of common
        stock warrants based on the treasury
        stock method using ending market price                      110,794         85,337        110,857         85,337
                                                                 ----------     ----------     ----------     ----------
                                                                  3,797,088      3,696,358      3,787,084      3,694,381

                                                                 ----------     ----------     ----------     ----------
                                                                 ----------     ----------     ----------     ----------

    Earnings before preferred stock dividends and
        cumulative effect of accounting change                   $2,492,302     $2,423,904     $7,604,843     $7,345,228
    Preferred stock dividends                                       208,752        241,963        626,257        725,889
                                                                 ----------     ----------     ----------     ----------
    Earnings for common stockholders before
        cumulative effect of accounting change                    2,283,550      2,181,941      6,978,586      6,619,339
    Cumulative effect of accounting change                                                                       125,000
                                                                 ----------     ----------     ----------     ----------
    Net earnings available for common stockholders               $2,283,550     $2,181,941     $6,978,586     $6,744,339
                                                                 ----------     ----------     ----------     ----------
                                                                 ----------     ----------     ----------     ----------

    Per common share:
        Earnings for common stockholders before
            cumulative effect of accounting change                    $0.60          $0.59          $1.84          $1.80
        Cumulative effect of accounting change                                                                      0.03
                                                                      -----          -----          -----          -----
        Net earnings available for common stockholders                $0.60          $0.59          $1.84          $1.83
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NOTE 1.  Restated for the effects of the four-for-three common stock split on
December 31, 1993.

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